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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         As independent petroleum engineers, we hereby consent to the inclusion by reference of our report in this Registration Statement dated July 22, 1998 (the "Report") and to all references to said Report and to our firm included therein.



                                                 H.J. GRUY AND ASSOCIATES, INC.



Houston, Texas
July 29, 1998